Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of FPB Bancorp, Inc. on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, David W. Skiles, President and Chief Executive Officer of FPB Bancorp, Inc., certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of FPB Bancorp, Inc. as of and for the period covered by the Report.

By: /s/ David W. Skiles
Date: March 12, 2010	David W. Skiles,
Principal Executive Officer